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                                                                    EXHIBIT 32


                           SECTION 1350 CERTIFICATIONS

         In connection with the Annual Report of IPIX Corporation and its wholly-owned subsidiaries (collectively, the "Company") on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Clara Conti and Kara Brand, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Clara M. Conti
------------------------------------
Clara M. Conti
Chief Executive Officer
March 31, 2005



/s/ Kara Brand
-------------------------------------
Kara Brand
Chief Financial Officer
March 31, 2005





  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.